EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact:	Lorraine D. Miller, CFA
Senior Vice President Finance and External Communications
404.378.0491

WESTPOINT STEVENS REPORTS FIRST QUARTER 2004 RESULTS

WEST POINT, GEORGIA (May 10, 2004) -- WestPoint Stevens Inc. (OTCBB:  WSPT) (www.westpointstevens.com) today reported results for the first quarter ended March 31, 2004.

The Company's net sales for the first quarter of 2004 increased 5.4% to $399.6 million compared with $379.3 million a year ago.  Bed Product sales increased 9%, Bath Product sales increased 10% and Other (Mill Stores and International) sales decreased 31%, primarily from a reduction in the Company's mill store sales as a result of restructuring initiatives that have reduced the total number of retail stores to 38 from 57 in the year ago period.  Furthermore, one of the Company's foreign subsidiaries, WestPoint Stevens (Europe) Ltd., filed for bankruptcy in the United Kingdom in August of 2003 and is in the process of liquidating.  WestPoint Stevens Stores' same-store sales increased 6% in the first quarter of 2004 versus the year ago period.

Net income for the first quarter of 2004 was a loss of $14.9 million or $0.30 per diluted share compared with a loss of $16.9 million or $0.34 per diluted share in 2003.

Loss before taxes for the first quarter of 2004 was $21.2 million compared with a loss before taxes in 2003 of $26.4 million. Included in the first quarter of 2004 were $7.8 million in expenses related to the Company's restructuring initiatives, and $8.1 million in expenses related to the current bankruptcy proceedings compared with $4.3 million in expenses in the first quarter of 2003 related to WestPoint Stevens previously announced restructuring initiatives.

M. L. "Chip" Fontenot, WestPoint Stevens President and CEO commented, "The first quarter saw continued improvement in the retail environment.  Against this backdrop we are maintaining the high service levels that our customers expect from WestPoint Stevens and remain adequately funded with availability under our $300 million debtor-in-possession facility of $134 million at the end of the first quarter."

Mr. Fontenot continued, "The Company is continuing to move forward on a consensual basis with negotiating new terms for a Chapter 11 plan of reorganization with all its major creditor constituencies and has recently received an extension of its exclusive period to file such a plan through July 29, 2004."

-MORE-

WestPoint Stevens Inc. is the nation's premier home fashions consumer products marketing company, with a wide range of bed linens, towels, blankets, comforters and accessories marketed under the well-known brand names GRAND PATRICIAN, PATRICIAN, MARTEX, ATELIER MARTEX, BABY MARTEX, UTICA, STEVENS, LADY PEPPERELL, SEDUCTION, VELLUX and CHATHAM -- all registered trademarks owned by WestPoint Stevens Inc. and its subsidiaries --and under licensed brands including RALPH LAUREN HOME, DISNEY HOME and GLYNDA TURLEY. WestPoint Stevens can be found on the World Wide Web at www.westpointstevens.com.

Safe Harbor Statement: Except for historical information contained herein, certain matters set forth in this press release are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties may be attributable to important factors that include but are not limited to the following: Product margins may vary from those projected; Raw material prices may vary from those assumed; Additional reserves may be required for bad debts, returns, allowances, governmental compliance costs, or litigation; There may be changes in the performance of financial markets or fluctuations in foreign currency exchange rates; Unanticipated natural disasters could have a material impact upon results of operations; There may be changes in the general economic conditions that affect customer practices or consumer spending; Competition for retail and wholesale customers, pricing and transportation of products may vary from time to time due to seasonal variations or otherwise; Customer preferences for our products can be affected by competition, or general market demand for domestic or imported goods or the quantity, quality, price or delivery time of such goods; There could be an unanticipated loss of a material customer or a material license; The availability and price of raw materials could be affected by weather, disease, energy costs or other factors;  The future results of operations may be adversely affected by factors relating to the Chapter 11 proceedings.  The information contained in this release is as of May 10, 2004.  WestPoint Stevens assumes no obligation to update publicly any forward-looking statements, contained in this document as a result of new information or future events or developments.

FINANCIAL STATEMENTS TO FOLLOW

WESTPOINT STEVENS INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended March 31,

	2004				2003

	ProForma	Restructuring		ProForma	Restructuring
	Before	And Other		Before	And Other
	Restructuring	Items	Actual	Restructuring	Items	Actual

Net sales	$399,640	$-	$399,460	$379,263	$-	$379,263
Cost of goods sold	328,517	2,957	331,474	302,973	2,895	305,868

Gross earnings (loss)	71,123	(2,957)	68,166	76,290	(2,895)	73,395

Selling, general and administrative
expenses	55,785	-	55,785	63,463	-	63,463
Restructuring and impairment charge	-	4,813	4,813	-	1,378	1,378

Operating earnings (loss)	15,338	(7,770)	7,568	12,827	(4,273)	8,554

Interest expense	17,813	-	17,813	32,465	-	32,465
Other expense-net	2,830	-	2,830	2,505	-	2,505
Chapter 11 expenses	8,119	-	8,119	-	-	-

Income (loss) before income
tax expense (benefit)	(13,424)	(7,770)	(21,194)	(22,143)	(4,273)	(26,416)

Income tax expense (benefit)	(3,518)	(2,797)	(6,315)	(7,972)	(1,538)	(9,510)

Net income (loss)	$(9,906)	$(4,973)	$(14,879)	$(14,171)	$(2,735)	$(16,906)

Basic and diluted net income (loss)
per common share	$(0.20)		$(0.30)	$(0.28)		$(0.34)

Basic and diluted average common
shares outstanding	49,897		49,897	49,852		49,852

WESTPOINT STEVENS INC.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,	March 31,
	2004	2003	2003

Assets
Current Assets
Cash and cash equivalents	$7,035	$3,660	$2,663
Accounts receivable	247,827	243,507	115,819
Inventories	414,255	368,620	412,088
Prepaid expenses and other current assets	26,549	32,996	35,510

Total current assets	695,666	648,783	566,080

Property, Plant and Equipment, net	604,681	616,422	696,532

Other Assets
Deferred financing fees	8,933	12,837	23,185
Other assets	1,443	1,737	2,839
Goodwill	-	-	46,298

	$1,310,723	$1,279,779	$1,334,934

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Senior Credit Facility	$490,689	$490,689	$464,399
Second-Lien Facility	165,000	165,000	165,000
DIP Credit Agreement	113,137	89,017	-
Long-term debt classified as current	-	-	1,000,000
Accrued interest payable	5,923	295	30,348
Accounts payable	60,203	56,198	63,159
Pension and other accrued liabilities	136,782	111,731	120,125

Total current liabilities	971,734	912,930	1,843,031

Noncurrent Liabilities
Deferred income taxes	76,586	87,179	148,578
Pension and other liabilities	147,210	141,936	164,925

Total noncurrent liabilities	223,796	229,115	313,503

Liabilities Subject to Compromise	1,086,846	1,086,869	-

Stockholders' Equity (Deficit)	(971,653)	(949,135)	(821,600)

	$1,310,723	$1,279,779	$1,334,934

WESTPOINT STEVENS INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,

	2004	2003

Cash flows from operating activities:
Net loss	$(14,879)	$(16,906)
Adjustments to reconcile net loss to net
cash provided by (used for) operating activities:
Depreciation and other amortization	16,656	18,885
Deferred income taxes	(6,326)	(9,474)
Changes in working capital	(21,212)	11,190
Other-net	10,105	12,330
Non-cash component of restructuring and
impairment charge	-	186

Net cash provided by (used for) operating activities	(15,656)	16,211

Cash flows from investing activities:
Capital expenditures	(5,127)	(4,454)
Net proceeds from sale of assets	38	13

Net cash used for investing activities	(5,089)	(4,441)

Cash flows from financing activities:
Senior Credit Facility:
Borrowings	-	338,000
Repayments	-	(321,396)
DIP Credit Agreement:
Borrowings	207,120	-
Repayments	(183,000)	-
Trade Receivables Program	-	(26,807)

Net cash provided by (used for) financing activities	24,120	(10,203)

Net increase in cash and cash equivalents	3,375	1,567
Cash and cash equivalents at beginning of period	3,660	1,096

Cash and cash equivalents at end of period	$7,035	$2,663